UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 22, 2011

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Interim Chief Executive Officer Bonus Award Agreement

On November 22, 2011, the Board of Directors (the “Board”) of MTS Systems Corporation (the “Company”) granted William V. Murray, the Company’s Interim Chief Executive Officer, a bonus award in accordance with the compensation terms agreed to upon Mr. Murray’s appointment to the Interim Chief Executive Officer position on August 25, 2011. As specified in the Interim Chief Executive Officer Bonus Award Agreement (the “Award Agreement”), the maximum value of the bonus is $770,000, payable 70% in restricted stock units and 30% in cash. The number of restricted stock units to vest and the amount of cash to be paid will be determined based on achievement of performance objectives and Mr. Murray’s tenure in the role. A copy of the Award Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference in response to this Item 5.02. The foregoing description of the Award Agreement is qualified in its entirety by reference to the full text of such agreement.

Officer Promotions

On November 22, 2011, the Board appointed Arthur R. (Rich) Baker to the position of Senior Vice President, Test. Mr. Baker had been serving as the Vice President and General Manager of the Test segment. In connection with Mr. Baker’s promotion and designation by the Board as an executive officer of the Company, the Company entered into a Change in Control Agreement with Mr. Baker, dated as of November 22, 2011 (the “CIC Agreement”). The CIC Agreement provides for severance benefits upon an involuntary termination of employment without Cause or a voluntary termination of employment for Good Reason within 24 months of a Change in Control, as such terms are defined in the CIC Agreement. With certain exceptions, the severance benefits would consist of (a) a lump-sum payment equal to two times the sum of Mr. Baker’s annual salary and the average payout he received under the Company’s cash incentive program for the previous three fiscal years, and (b) 18 months of continued coverage under the Company’s life, disability, accident and health plans, at the Company’s expense. These severance benefits are subject to customary terms and conditions under the CIC Agreement, including non-competition and confidentiality covenants. A copy of the CIC Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference in response to this Item 5.02. The foregoing description of the Change in Control Agreement is qualified in its entirety by reference to the full text of such agreement.

On November 22, 2011, the Board also appointed Susan E. Knight as Senior Vice President and Chief Financial Officer and Joachim Hellwig as Senior Vice President, Sensors. Ms. Knight had been serving as Vice President and Chief Financial Officer, and Mr. Hellwig had been serving as Vice President, Sensors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 22, 2011, the Board approved an amendment and restatement of the Company’s bylaws, effective as of such date.

The amendments implement changes that modernize the bylaws to enable the Company to take advantage of the flexibility permitted under the revised Minnesota corporation statutes. The amended and restated bylaws permit the Board in its discretion to provide for shareholder participation in shareholder meetings by remote access, provide that the Chairman of the Board is not itself an officer position, update the descriptions of officer appointments and duties, update provisions governing board committees, permit directors to consent to Board actions by means of electronic communication, and otherwise reflect current statutory provisions.

The amended and restated bylaws are attached hereto as Exhibit 3.b. The foregoing description of the amendments made to the bylaws is qualified in its entirety by reference to the full text of the amended and restated bylaws.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.b	Amended and Restated Bylaws of MTS Systems Corporation (reflecting amendments through November 22, 2011)

10.1	Form of Interim Chief Executive Officer Bonus Award Agreement, dated as of November 22, 2011

10.2	Form of Change in Control Agreement between the Company and Arthur R. Baker, dated as of November 22, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION (Registrant)
Date: November 28, 2011	By:	/s/ Susan E. Knight
Susan E. Knight Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Title	Method of filing

3.b	Amended and Restated Bylaws of MTS Systems Corporation (reflecting amendments through November 22, 2011)	Filed electronically

10.1	Interim Chief Executive Officer Bonus Award Agreement, dated as of November 22, 2011	Filed electronically

10.2	Change in Control Agreement, dated as of November 22, 2011	Filed electronically